Exhibit (d)(6)(A)

SCHEDULE A

Funds

(as amended February 18, 2021 to add DoubleLine Multi-Asset Trend Fund)

DoubleLine Colony Real Estate and Income Fund

DoubleLine Multi-Asset Trend Fund

DOUBLELINE ALTERNATIVES LP

By: RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
	NAME:	Henry V. Chase
	TITLE:	Authorized Signer

DOUBLELINE CAPITAL LP

By: DoubleLine Capital GP LLC, its general partner

By:	/s/ Ronald R. Redell
	NAME:	Ronald R. Redell
	TITLE:	Authorized Signer

SCHEDULE B

(as amended February 18, 2021 to add DoubleLine Multi-Asset Trend Fund)

Annual Fee Rate (expressed as a Company percentage of net assets)
DoubleLine Colony Real Estate and Income Fund	0.225%
DoubleLine Multi-Asset Trend Fund	0.25%

DOUBLELINE ALTERNATIVES LP

By: RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
	NAME:	Henry V. Chase
	TITLE:	Authorized Signer

DOUBLELINE CAPITAL LP

By: DoubleLine Capital GP LLC, its general partner

By:	/s/ Ronald R. Redell
	NAME:	Ronald R. Redell
	TITLE:	Authorized Signer